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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement (Form S-1 Nos. 333-225410 and 333-225734) of Catabasis Pharmaceuticals, Inc., and

  2)
  Registration Statement (Form S-3 No. 333-231441) of Catabasis Pharmaceuticals, Inc., and

  3)
  Registration Statement (Form S-8 Nos. 333-206394, 333-210229, 333-216793, 333-223721, 333-229643) pertaining to the equity incentive plans of Catabasis Pharmaceuticals, Inc.;

of our report dated March 10, 2020, with respect to the consolidated financial statements of Catabasis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Catabasis Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 10, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm